SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 4, 1998

                      CORNERSTONE REALTY INCOME TRUST, INC.
         (Exact name of registrant as specified in its charter)


         VIRGINIA                   1-12875                  54-1589139
        (State of                  (Commission               (IRS Employer
        incorporation)              File Number)             Identification No.)


         306 EAST MAIN STREET
         RICHMOND, VIRGINIA                                   23219
         (Address of principal                               (Zip Code)
          executive offices)

              Registrant's telephone number, including area code:
                                 (804) 643-1761

                      CORNERSTONE REALTY INCOME TRUST, INC.

                                    FORM 8-K

                                      Index

Item 2.    Acquisition or Disposition of Assets

Item 7.    Financial Statements, Pro Forma Financial
             Information and Exhibits

      a.   Independent Auditors' Report
           (The Timbers Apartments)*

           Historical Statement of Income and
           Direct Operating Expenses
           (The Timbers Apartments)*

           Note to Historical Statement of
           Income and Direct Operating
           Expenses (The Timbers Apartments)*

      b.   Pro Forma Statement of Operations for
           the Year ended December 31, 1997
           (unaudited)

           Pro Forma Statement of Operations for
           the Three Months Ended March 31, 1998
           (unaudited)

           Pro Forma Balance Sheet as of March 31, 1998
           (unaudited)

      c.   Exhibits

           10.1     Purchase Contract for The Timbers Apartments

           23.1     Consent of Independent Auditors*

----------------------------

*  To be filed by amendment.

Item 2.  Acquisition or Disposition of Assets


                             THE TIMBERS APARTMENTS
                             Raleigh, North Carolina

     On June 4, 1998, CRIT-NC, LLC (together with its parent, Cornerstone Realty Income Trust, Inc., the "Company") purchased The Timbers Apartments, a 176-unit apartment complex having an address of 5900 Timbercreek Lane, Raleigh (Wake County), North Carolina (the "Property").

     The seller, Raleigh Timbers Associates, Limited, was unaffiliated with the Company. The purchase price was $8,100,000, which the Company paid entirely from cash on hand. Title to the Property was conveyed to the Company by limited warranty deed.

     Location. The Property is located on Timbercreek Lane just off Highway 70, a major four-lane, east-west connector, in the northwest section of Raleigh, at the intersection of Millbrook Road and Pleasant Valley Road.

     The following information is based in part on information provided by the Raleigh Chamber of Commerce. The Raleigh/Durham Metropolitan Statistical Area is also known as the Research Triangle, and contains the cities of Raleigh, Durham and Chapel Hill. It is the second largest metropolitan area in North Carolina, after the Charlotte metropolitan area.

     Raleigh is the capital of North Carolina and is the fastest growing major city in North Carolina. The population of the city was approximately 150,000 in 1980 and estimated to be approximately 208,000 in 1993.

     Research Triangle Park is the largest planned research and development industrial park in the United States. It was founded in 1958 as a cooperative effort among Duke University, the University of North Carolina and North Carolina State University. The Park comprises approximately 6,800 acres and contains over 14 million square feet of industrial space. Among the Park's approximately 60 research-oriented firms are IBM, Glaxo and Northern Telecom.

     Raleigh's economy generally is a blend of industry, education and government. The city's employment stability, strategic location, favorable labor climate, pro-business attitude and pool of educated workers have helped the area attract many major businesses and industries. Major industries in the area include electronics, electrical equipment and machinery, metal working and food processing.

     The Research Triangle is home to Duke University, the University of North Carolina at Chapel Hill and North Carolina State University.

     The immediate area surrounding the Property consists of other multi-family housing, commercial and retail development and single-family housing. The Property is close to the Townridge Shopping Center, the Pleasant Valley Promenade Shopping Center and the Crabtree Valley Mall. There are numerous restaurants, schools and churches nearby. The Property is convenient to Raleigh's major employment centers, including the Research Triangle, Cary Towne Center and the downtown central business district. The Property is an approximately 15-minute drive from the Raleigh/Durham International Airport.

     Description of the Property. The Property consists of 176 garden-style apartments located in 12 two-story buildings on approximately 17 acres of land. The Property was constructed in 1983.

     The Company believes that the Property has generally been well maintained and is generally in good condition. However, the Company has budgeted approximately $220,000 for repairs and improvements, including clubhouse renovations, painting and repairs to the retaining walls.

     The Property offers many different unit types. The unit mix and rents being charged new tenants as of June 1998 are as follows:


                                                                  Approximate Interior            Monthly
Quantity                 Type                                       Square Footage                Rental

  40          One bedroom, one bathroom                                    617                     $530
                   (window seat)
  20          One bedroom, one bathroom                                    617                      545
                   (bay window, up)
  20          One bedroom, one bathroom                                    617                      550
                (bay window, fireplace, up)
   4          One bedroom, one bathroom                                    766                      640
                (window seat, fireplace, deluxe)
   4          One bedroom, one bathroom                                    766                      650
                (bay window, fireplace, deluxe, up)
  20          Two bedrooms, two bathrooms                                  847                      665
                (bay window, up)
   4          Two bedrooms, two bathrooms                                  847                      670
                (window seat)
  36          Two bedrooms, two bathrooms                                  847                      675
                (window seat, w/d connections)
  20          Two bedrooms, two bathrooms                                  847                      685
                (bay window, fireplace, w/d connections, up)
   4          Two bedrooms, two bathrooms                                  984                      755
                (window seat, fireplace, w/d connections, deluxe)



   4          Two bedrooms, two bathrooms                                  984                      765
                (bay window, fireplace, w/d connections, deluxe, up)

     The apartments provide a combined total of approximately 131,000 square feet of net rentable area.

     Leases at the Property are for terms of one year or less. Average rental rates for the past five years have generally increased. As an example, a two-bedroom, two-bathroom apartment unit (847 square feet) rented for $435 in 1993, $485 in 1994, $535 in 1995, $555 in 1996, and $605 in 1997. The average effective annual rental per square foot at the Property for 1993, 1994, 1995, 1996 and 1997 was $6.45, $7.19, $7.94, $8.23 and $8.97, respectively.

     The buildings are wood frame construction on concrete slabs. The exteriors are brick veneer and cedar shake siding and the roofs are pitched and covered with composition shingles.

     The Property has an outdoor swimming pool with a fountain and water volleyball, a lighted tennis court, and a laundry room. There is also a clubhouse that includes a kitchen, entertainment area and a leasing/management office. There is ample paved parking.

     Apartment units have wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and baths. Each apartment unit has a cable television hook-up and individually controlled heating and air conditioning unit. Each unit type is available with a window seat, bay window and a fireplace, and certain two-bedroom units are available with washer/dryer connections. All of the downstairs units (88 units) include window seats and all of the upstairs units (88 units) include bay windows. There are 56 units that have a fireplace and 64 units that have washer/dryer connections. All of the units have walk-in closets, a pantry, a linen closet, mini and vertical blinds, a deck or patio and outside storage. Each kitchen is equipped with a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. The owner of the Property supplies cold water, sewer service and trash removal. The tenants pay for their electricity usage, which includes heat, air conditioning, cooking, hot water and lights.

     There are at least six apartment properties in the area that compete with the Property. All offer similar amenities and generally have rents that are comparable to those of the Property. Based on a recent telephone survey, the Company estimates that occupancy in nearby competing projects averaged approximately 94% on May 31, 1998.

     According to information provided by the seller, physical occupancy at the Property averaged approximately 95% in 1993, 96% in 1994, 95% in 1995, 93% in 1996 and 94% in 1997. On May 28, 1998, the Property was 93% occupied. The tenants are a mix of white-collar and blue-collar workers, students and retired persons.

     The 1997 real estate taxes applicable to the Property were calculated as assessed value of $5,067,990 multiplied by a tax rate of $1.1675, for total real estate taxes of $59,168.78. Wake County also imposed a recycling fee of $16.50 per apartment unit, for a total of $2,904. The basis of the depreciable residential real property portion of the Property (currently estimated at about $ 6,161,027) will be depreciated over 27.5 years on a straight line basis. The basis of the personal property portion will be depreciated in accordance with a modified accelerated cost recovery system of the Internal Revenue Code of 1986, as amended.

     The Company believes that the Property is and will continue to be adequately covered by property and liability insurance.

     Material  Factors  Considered  in  Assessing  the  Property.   The  factors
considered by the Company to be relevant in evaluating the Property for acquisition by the Company included the following:

     1. The Company believes that the Raleigh, North Carolina area will enjoy continued economic development and steady population increase, and that such development and increase will support stable occupancy rates and reasonable increases in rents at the Property. In particular, the Company believes that the presence of Research Triangle Park and three major universities in the area, and associated businesses and activities, will have a positive impact on the area for the indefinite future.

     2. The Company already owns several other apartment complexes in Raleigh and believes that it is knowledgeable and experienced regarding the Raleigh apartment rental market.

     3. Based upon an engineering report and its own inspections, the Company believes that the Property is in very good condition.

     4. The Property is conveniently proximate to major employers and shopping.

     The Company is not aware of any material adverse factors relating to the Property not set forth in this report that would cause the financial information contained in this report not to be indicative of future operating results.

                                   ITEM 7.a.*










--------------------------------
* To be filed by amendment. It is impracticable to include herein the required financial statements for the Property. The required financial statements will be filed as an amendment to this report as soon as possible, but in no event more than 60 days after the date of filing of this report.

                                   ITEM 7.b.*









--------------------------------
* To be filed by amendment. It is impracticable to include herein the required pro forma financial information. The required pro forma financial information will be filed as an amendment to this report as soon as possible, but in no event more than 60 days after the date of filing of this report.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Cornerstone Realty Income Trust, Inc.

Date: June 17, 1998                      By: /s/ Stanley J. Olander, Jr.
                                           ------------------------------
                                           Stanley J. Olander, Jr.,
                                           Chief Financial Officer
                                           of Cornerstone Realty
                                           Income Trust, Inc.

                                  EXHIBIT INDEX

                      Cornerstone Realty Income Trust, Inc.

                           Form 8-K dated June 4, 1998

Exhibit Number             Exhibit
--------------             -------

         10.1              Purchase Contract for
                           The Timbers Apartments

         23.1              Consent of Independent Auditors*







----------------------------

*  To be filed by amendment.